Exhibit 99.1

SYSCO

SYSCO Corporation 1390 Enclave Parkway Houston, Texas 77077-2099	NEWS RELEASE
(281) 584-1390	FOR MORE INFORMATION CONTACT:
Kirk G. Drummond
Sr. VP, Finance & Treasurer
(281) 584-1328
Mark A. Palmer
Group President, Communication & Collaboration
(281) 584-1303
SYSCO Corporation Amends Form 10-Q for the First and Second Quarters
of Fiscal 2007 and Third Quarter 2007 Earnings News Release,
Resulting in Increased Earnings
     HOUSTON, May 7, 2007 - SYSCO Corporation (NYSE: SYY) announced today that it will amend its quarterly reports on Form 10-Q for the first and second quarters as well as the third quarter earnings news release, for fiscal 2007, in order to correct the accounting for its corporate-owned life insurance policies. The effect of the correction will increase previously reported earnings before cumulative effect of accounting change and net earnings for the 39 weeks of fiscal 2007 by $15.0 million and $54.7 million, or $0.02 and $0.08 per diluted share, respectively.
     In the first quarter of fiscal 2007, SYSCO adopted the provisions of FASB Staff Position No. FTB 85-4-1, Accounting for Life Settlement Contracts by Third-Party Investors (FSP FTB 85-4-1), which resulted in a charge to earnings of $39.7 million related to the cumulative effect of the accounting change. In accordance with FSP FTB 85-4-1, SYSCO also ceased to recognize adjustments for increases or decreases in the cash surrender values of these policies. It has since been determined that SYSCO’s corporate owned-life insurance policies are not subject to the accounting treatment as defined by FSP FTB 85-4-1, and, therefore, SYSCO incorrectly applied the accounting standard.
     The effect of the amendments is two-fold: first, the $39.7 million charge in the first quarter is reversed, and, second, the company recognizes gains related to changes in the cash surrender value of these policies in the amounts of $1.4 million in the first quarter, $9.8 million in the second quarter and $3.8 million in the third quarter. The amendment has no impact on the Company’s previously reported net income for financial statements for any period prior to fiscal 2007.
     This morning the Company filed its amended first and second quarter fiscal 2007 Form 10-Qs reflecting the adjustments. SYSCO’s third quarter fiscal 2007 Form 10-Q is expected to be filed on or before its required filing date of May 10, 2007. Included with this press release are the amended financial statements from the third quarter earnings news release originally distributed on April 30, 2007.
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     The following table details the changes to the affected quarters’ financial results:

	As Reported	Restated
Earnings before cumulative effect of accounting change:
First quarter	$228,753	$230,148
Second quarter	236,686	246,538
Third quarter	217,241	220,999
39 Weeks	682,680	697,685

Net earnings:
First quarter	$189,018	$230,148
Second quarter	236,686	246,538
Third quarter	217,241	220,999
39 Weeks	642,945	697,685

	As Reported		Restated
	Basic EPS	Diluted EPS	Basic EPS	Diluted EPS

Earnings before cumulative effect of accounting change:
First quarter	$0.37	$0.37	$0.37	$0.37
Second quarter	0.38	0.38	0.40	0.39
Third quarter	0.35	0.35	0.36	0.35
39 Weeks	1.10	1.09	1.13	1.11

Net earnings:
First quarter	$0.30	$0.30	$0.37	$0.37
Second quarter	0.38	0.38	0.40	0.39
Third quarter	0.35	0.35	0.36	0.35
39 Weeks	1.04	1.03	1.13	1.11
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SYSCO CORPORATION
CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)
(In Thousands Except for Share Data)

	For the 13-Weeks Ended
	March 31, 2007	April 1, 2006
Sales	$8,572,961	$8,137,816
Costs and expenses
Cost of sales	6,938,867	6,602,102
Operating expenses	1,249,951	1,193,270
Interest expense	25,700	29,441
Other, net	(2,536)	(819)

Total costs and expenses	8,211,982	7,823,994

Earnings before income taxes	360,979	313,822
Income taxes (38.78% in ‘07; 39.92% in ‘06)	139,980	125,283

Net earnings	$220,999	$188,539

Net earnings:
Basic earnings per share	$0.36	$0.30

Diluted earnings per share	$0.35	$0.30

Average shares outstanding	617,678,739	618,973,143

Diluted average shares outstanding	625,750,925	625,101,592

Comparative segment sales data.

(Unaudited)	For the 13-Weeks Ended
($000)	March 31, 2007	April 1, 2006

Sales:
Broadline	$6,716,512	$6,386,905
SYGMA	1,082,534	1,035,287
Other	887,156	815,812
Intersegment	(113,241)	(100,188)

Total	$8,572,961	$8,137,816

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SYSCO CORPORATION
CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)
(In Thousands Except for Share Data)

	For the 39-Weeks Ended
	March 31, 2007	April 1, 2006
Sales	$25,813,781	$24,119,361
Costs and expenses
Cost of sales	20,856,982	19,517,648
Operating expenses	3,757,800	3,541,395
Interest expense	79,472	80,914
Other, net	(14,949)	(6,154)

Total costs and expenses	24,679,305	23,133,803

Earnings before income taxes	1,134,476	985,558
Income taxes (38.50% in ‘07; 39.94% in ‘06)	436,791	393,627

Earnings before cumulative effect of accounting change	697,685	591,931
Cumulative effect of accounting change	—	9,285

Net earnings	$697,685	$601,216

Earnings before cumulative effect of accounting change:
Basic earnings per share	$1.13	$0.95

Diluted earnings per share	$1.11	$0.94

Net earnings:
Basic earnings per share	$1.13	$0.97

Diluted earnings per share	$1.11	$0.95

Average shares outstanding	618,988,223	621,995,157

Diluted average shares outstanding	626,507,744	629,661,119

Comparative segment sales data.

(Unaudited)	For the 39-Weeks Ended
($000)	March 31, 2007	April 1, 2006

Sales:
Broadline	$20,270,627	$19,098,232
SYGMA	3,240,706	3,062,546
Other	2,648,772	2,246,939
Intersegment	(346,324)	(288,356)

Total	$25,813,781	$24,119,361

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SYSCO CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In Thousands)

	March 31, 2007	April 1, 2006
ASSETS
Current assets
Cash	$180,943	$205,605
Receivables	2,634,273	2,467,308
Inventories	1,693,084	1,601,250
Prepaid expenses	66,939	72,049

Total current assets	4,575,239	4,346,212

Plant and equipment at cost, less depreciation	2,649,708	2,399,345

Other assets
Goodwill	1,329,745	1,292,527
Intangibles	89,977	97,733
Restricted cash	101,105	103,301
Prepaid pension cost	423,607	408,183
Other	257,940	236,787

Total other assets	2,202,374	2,138,531

Total assets	$9,427,321	$8,884,088

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$10,500	$12,000
Accounts payable	1,982,126	1,839,477
Accrued expenses	810,216	736,798
Accrued income taxes	119,919	47,647
Deferred taxes	357,629	346,980
Current maturities of long-term debt	104,882	208,570

Total current liabilities	3,385,272	3,191,472

Other liabilities
Long-term debt	1,633,091	1,787,155
Deferred taxes	688,239	692,176
Other long-term liabilities	385,198	413,455

Total other liabilities	2,706,528	2,892,786

Contingencies

Shareholders’ equity
Preferred stock	—	—
Common stock, par $l per share	765,175	765,175
Paid-in capital	618,087	498,322
Retained earnings	5,357,045	4,849,518
Other comprehensive income	67,441	19,870
Treasury stock	(3,472,227)	(3,333,055)

Total shareholders’ equity	3,335,521	2,799,830

Total liabilities and shareholders’ equity	$9,427,321	$8,884,088

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SYSCO CORPORATION
CONSOLIDATED CASH FLOWS (Unaudited)
(In Thousands)

	For the 39-Weeks Ended
	March 31, 2007	April 1, 2006
Cash flows from operating activities:
Net earnings	$697,685	$601,216
Adjustments to reconcile net earnings to cash provided by operating activities:
Cumulative effect of accounting change	—	(9,285)
Share-based compensation expense	69,510	101,944
Depreciation and amortization	270,236	251,955
Deferred tax provision	405,228	365,548
Provision for losses on receivables	23,251	22,508
(Gain) loss on sale of assets	(5,791)	908
Additional investment in certain assets and liabilities, net of effect of businesses acquired:
(Increase) in receivables	(170,145)	(158,778)
(Increase) in inventories	(86,722)	(118,535)
(Increase) in prepaid expenses	(7,933)	(11,333)
Increase in accounts payable	101,707	11,452
Increase in accrued expenses	54,167	15,387
(Decrease) in accrued income taxes	(352,399)	(449,976)
(Increase) in other assets	(26,976)	(18,040)
(Increase) decrease in prepaid pension cost and other long-term liabilities, net	(12,621)	39,724
Excess tax benefits from share-based compensation arrangements	(7,032)	(5,484)

Net cash provided by operating activities	952,165	639,211

Cash flows from investing activities:
Additions to plant and equipment	(457,174)	(363,909)
Proceeds from sales of plant and equipment	14,119	13,493
Acquisition of businesses, net of cash acquired	(48,534)	(109,423)
Increase in restricted cash balances	(1,331)	(1,570)

Net cash used for investing activities	(492,920)	(461,409)

Cash flows from financing activities:
Bank and commercial paper borrowings (repayments), net	(10,235)	282,460
Other debt borrowings	4,480	500,436
Other debt repayments	(7,418)	(209,625)
Debt issuance costs	(7)	(3,998)
Cash paid for termination of interest rate swap	—	(21,196)
Common stock reissued from treasury	184,950	104,782
Treasury stock purchases	(329,342)	(527,616)
Dividends paid	(328,029)	(293,535)
Excess tax benefits from share-based compensation arrangements	7,032	5,484

Net cash used for financing activities	(478,569)	(162,808)

Effect of exchange rate changes on cash	(1,630)	(1,067)

Net (decrease) increase in cash	(20,954)	13,927
Cash at beginning of period	201,897	191,678

Cash at end of period	$180,943	$205,605

Cash paid during the period for:
Interest	$86,733	$80,064
Income taxes	383,076	472,063
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     SYSCO is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. For the calendar year 2006, the company generated $33.9 billion in sales. For more information about SYSCO visit www.sysco.com.
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